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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS
THE PITTSTON COMPANY


We consent to incorporation by reference in the Registration Statements (Nos. 2-64258, 33-2039, 33-21393, 33-23333 and 33-69040) on Form S-8 of The Pittston
Company of our reports dated January 24, 1994, as listed in the accompanying Index to Financial Statements and Schedules as listed in Items 14(a)1 and 14(a)2 included in the 1993 Annual Report on Form 10-K of The Pittston Company which reports appear herein.

Our reports for Pittston Services Group and Pittston Minerals Group contain an explanatory paragraph that states that the financial statements of Pittston Services Group and Pittston Minerals Group should be read in connection with the audited consolidated financial statements of The Pittston Company and subsidiaries.

Our reports for The Pittston Company and subsidiaries and for Pittston Services Group refer to a change in the method of accounting for capitalizing subscriber installation costs in 1992. Our reports for The Pittston Company and subsidiaries, Pittston Services Group and Pittston Minerals Group refer to changes in the methods for accounting for income taxes and accounting for postretirement benefits other than pensions in 1991.




                                    /s/ KPMG PEAT MARWICK
                                        KPMG PEAT MARWICK



Stamford, Connecticut
March 24, 1994